UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2018

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events
Item 8.01 Other Events.
On June 12, 2018, Avista Corporation (Avista Corp. or the Company) and Hydro One Limited (Hydro One) announced that the Montana Public Service Commission (MPSC) has voted to approve the proposed merger, with conditions. In reaching its decision, the MPSC adopted the commitments as originally filed in the docket but reserved, on its own motion, the right to incorporate heightened commitments relevant to Montana established in other jurisdictions. The MPSC did not accept, for rate making purposes in Montana, an accelerated 2027 depreciation schedule for Colstrip, as otherwise agreed to by the parties in Washington. The MPSC also approved the addition of a condition requiring Avista Corp. to submit copies of its integrated resource plans to the MPSC. The final order reflecting the MPSC’s vote is expected to be issued later in June or early July. Once the order is issued, the merger will have received all required approvals in Montana.
Hydro One and Avista Corp. received approval, with conditions, from the Regulatory Commission of Alaska on June 4, 2018, concluding the merger proceeding in Alaska. The Federal Communications Commission’s consent was received on May 4, 2018 to close their merger and antitrust clearance was received on April 5, 2018 after the expiration of the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction received approval from the Federal Energy Regulatory Commission on January 16, 2018 and from Avista Corp. shareholders on November 21, 2017. The Committee on Foreign Investment in the United States completed its review of the proposed merger on May 18, 2018, and has concluded that there are no unresolved national security concerns with respect to the transaction.
Applications for regulatory approval of the transaction are still pending with utility commissions in Washington, Idaho and Oregon. All-parties, all-issues settlement agreements were filed with the Washington Utilities and Transportation Commission on March 27, 2018, with the Idaho Public Utilities Commission on April 13, 2018 and with the Public Utility Commission of Oregon on May 25, 2018. The consummation of the transaction is also subject to other customary closing conditions. The receipt or availability of funds or financing is not a condition to Hydro One's obligation to consummate the merger. Hydro One and Avista Corp. continue to anticipate closing the transaction in the second half of 2018.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	June 15, 2018	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer